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                           UNITED STATES BANKRUPTCY COURT
                           NORTHERN DISTRICT OF ILLINOIS
                                  EASTERN DIVISION

IN THE MATTER OF              )    Chapter 11
                              )
MERCURY FINANCE COMPANY,      )    98 B 20763
                              )
               Debtor.        )
                              )    Hon. Erwin I. Katz
                              )

                     ORDER GOVERNING PLAN CONFIRMATION HEARING

          IT IS HEREBY ORDERED that all discovery relating to confirmation of First Amended Plan of Reorganization filed by Mercury Finance Company, debtor and debtor in possession herein (the "Debtor"), on October 15, 1998 ("Debtor's Plan") may be commenced on OCTOBER 15, 1998 and all such discovery shall be completed and closed by DECEMBER 11, 1998 ("Discovery Cut-Off Date"). Any discovery shall not require any response thereto after the Discovery Cut-Off Date. The Court hereby adopts Rule 7016 of the Federal Rules of Bankruptcy Procedure for the hearing on confirmation of the Debtor's Plan.

     A. With respect to the time periods for production of documents, responses to interrogatories and responses to requests for admission as set forth in Federal Rules of Civil Procedure 33, 34 and 36, counsel shall work together in good faith, pursuant to Federal Rule of Civil Procedure 29, to shorten those respective time periods in order to insure adherence with the time schedules set forth herein.
          Approval of this Court shall not be necessary for shortening any of those respective time periods.

     B. With respect to production of documents, any production of documents otherwise subject to the attorney-client privilege or work product doctrine shall not constitute a waiver of the attorney-client privilege or work product doctrine with respect to any other documents of similar or related subject matter.

     C. Counsel for the Debtor, the Creditors' Committee, the Equity Security Holders' Committee, the Securities Claimants' Committee and any other party in interest desiring to be heard on the issue of plan confirmation (as disclosed in writing to counsel for the Debtor no later than NOVEMBER 4, 1998) are directed to meet in order to (1) reach agreement on any possible stipulations narrowing the issues of law and fact; (2) deal with non-stipulated issues in the manner stated

(1) Any reference to "Counsel" herein shall apply equally to any person unrepresented by counsel.

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          in this paragraph; and (3) exchange copies of documents that will be offered in evidence at the confirmation hearing. It shall be the duty of all counsel to offer their full cooperation and assistance to fulfill both the substance and spirit of this Order Governing Plan Confirmation Hearing. Proposed stipulated facts shall be stated in neutral language without argumentative comments. If parties object to some, but not all of the proposed facts, counsel shall attempt to adjust the language, if possible.

     D. Counsel's meeting shall be held sufficiently in advance of the date set forth below for submission of a final pretrial order ("Final Pre-Trial Submission Date"), so that counsel for the Debtor, Creditors' Committee, the Equity Security Holders' Committee, the Securities Claimants' Committee and any other party desiring to be heard on Plan confirmation issues can furnish all other counsel with a statement ("Statement") of the issues that any such party in interest will offer evidence to support. The Statement will (1) eliminate any issues raised by the Debtor's Plan, any party's objection thereto or any other pleading relating to confirmation about which there is no controversy and (2) include all issues of law as well as ultimate issues of fact from the standpoint of each party.

     E. It is the obligation of counsel for Debtor to prepare from the Statements a draft Final Pretrial Order Governing Confirmation Hearing (based on the form attached hereto) ("Final Pretrial Order") for submission to counsel for the Creditors' Committee, the Equity Security Holders' Committee, the Securities Claimants' Committee and any other party desiring to be heard on Plan confirmation issues. Included in the Debtor's obligation for preparation of the Final Pretrial Order is submission of it to the aforementioned counsel in ample time for revision and timely filing. Full cooperation and assistance of all such counsel are required to ensure proper preparation of the Final Pretrial Order and fulfill both the substance and spirit of this Order Governing Plan Confirmation Hearing. Two days before the Final Pretrial Submission Date, counsel for the Debtor shall submit a final draft of the Final Pretrial Order to the Judge's chambers. Debtor's counsel will jointly submit the executed original signed by counsel for the Creditors' Committee, Equity Security Holders' Committee, the Securities Claimants' Committee and any other party desiring to be heard on the Plan confirmation issues, together with one copy thereof, in open court on the Final Pretrial Submission Date set forth below.

     F. All instructions and footnotes contained within the Final Pretrial Order form promulgated with this Order Governing Plan Confirmation Hearing must be substantially followed. They will be binding on all parties at the Plan confirmation hearing in the same

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          manner as though repeated in the Final Pretrial Order.  If any counsel believes that any of the instructions and/or footnotes allow for any part of the Final Pretrial Order to be deferred until after the Final Pretrial Order itself is filed, that counsel shall file a motion seeking leave of court for such deferral on or before NOVEMBER 18, 1998.

     G. Any pending motions requiring determination in advance of the Plan confirmation hearing (including, without limitation, motions in limine, dispositive motions, partially dispositive motions, and disputes over the admissibility of any evidence at trial upon which the parties desire to present authorities and argument to the court) shall be specifically called to the court's attention not later than the Final Pretrial Submission Date set forth below.

     H. Counsel must consider the following matters during the conference referred to in paragraph B above:

          1. Jurisdiction (if any question exists in this respect, it must be identified in the Final Pretrial Order);

          2. Propriety and standing of parties; correctness of identity of legal entities; necessity for appointment of guardian, administrator, executor or other fiduciary (or validity of such appointment if already made); and correctness of the designation of any party as a partnership, corporation, voluntary association , unofficial committee or individual d/b/a trade name;

          3. Objections to the qualification of experts to be offered pursuant to Rule 702 of the Federal Rules of Evidence.

FINAL PRETRIAL SUBMISSION DATE

          At the Final Pretrial Submission Date set forth below, the Debtor, the Creditors' Committee, the Equity Security Holders' Committee, the Securities Claimants' Committee and any other party desiring to be heard on Plan confirmation issues shall be represented by the attorneys who will act as lead trial counsel at the Plan confirmation hearing (unless before the conference the court grants permission otherwise). All attending attorneys will familiarize themselves with the pretrial rules and will come to the conference with full authority to accomplish the purposes of Federal Rule of Bankruptcy Procedure 7016 (including simplifying the issues, expediting the confirmation hearing and saving expense to litigants). Counsel shall be prepared to discuss settlement possibilities at the pretrial conference without the necessity of obtaining confirmatory authorization from their respective clients.

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          It is essential that parties adhere to the dates set forth herein, for the Final Pretrial Submission Date governs the case's priority for trial. Because of the scarcity of Pretrial Submission Dates, courtesy to counsel in other cases also mandates no late changes in scheduling. Accordingly, NO extensions will be granted without good cause, and no request for extension should be made less than fourteen (14) days before any of the dates set forth herein.

DOCUMENTS PROMULGATED WITH THIS ORDER

          Appended to this Order are the following:

          A.   a form of pretrial order;

          B. a form for use as "Schedule (c)," the schedule of exhibits for the Final Pretrial Order; and

          C. guidelines for preparing proposed findings of fact and conclusions of law.

          If, after reasonable effort, the Debtor, the Creditors' Committee, the Equity Security Holders' Committee, the Securities Claimants' Committee and any other party in interest desiring to be heard on Plan confirmation issues cannot obtain the cooperation of counsel for any party in interest, it shall be the duty of the party who cannot obtain the requested cooperation to advise the court of this fact on notice to the Debtor, the Creditors' Committee, the Equity Securities Holders' Committee and the Securities Claimants Committee. Any party in interest or governmental entity desiring to participate in the Plan confirmation hearing who has not participated in good faith in the proceedings set forth herein may be subject to sanctions, and, in addition, may have any objection to Plan confirmation or any of its other pleadings stricken and be barred from participation in the Plan confirmation hearing.

          All motions or other pleadings filed by the Debtor relating to solicitation of acceptances of the Debtor's Plan after approval of a disclosure statement and/or relating to balloting procedures shall adhere to and be consistent with the procedures and scheduling set forth herein.

          The Final Pretrial Submission Date is DECEMBER 16, 1998, with the conference on the Final Pretrial Order to commence at 11:00 a.m. on that date.

                              ENTER:



                              _____________________________________
                              Honorable Erwin I. Katz
                              United States Bankruptcy Judge

                        UNITED STATES BANKRUPTCY COURT
                        NORTHERN DISTRICT OF ILLINOIS
                               EASTERN DIVISION



IN THE MATTER OF                        )     Chapter 11
                                        )
MERCURY FINANCE COMPANY,                )     98 B 20763
                                        )
                          Debtor.       )     Hon. Erwin I. Katz



              FINAL PRETRIAL ORDER GOVERNING CONFIRMATION HEARING


     This matter having come before the court pursuant to Fed. R. Bankr. P. ("Rule") 7016, and ____________________(list name, address, telephone number, client representation) having appeared as counsel for Debtor(s), and ____________________, representing ____________________ having appeared in support of the Plan; and ____________________(list name, address, telephone number) having appeared as counsel for Objector(s), the following actions were taken:

     (List name, address, telephone number and client representation)

     This Order shall control the hearing on Plan Confirmation

     Jurisdiction is not disputed.

     The following stipulations and statements are submitted and are attached to and made a part of this Order: (1)

     (a) a comprehensive stipulation or statement of all uncontested facts, which will become a part of the evidentiary record in the case.
     (2)

     (b) an agreed statement or statements by each party of the contested issues of fact and law;

____________________

     (1) Singular forms are used throughout this document. Plural forms should be used as appropriate.

     (2) Counsel for Debtor has the responsibility to prepare the initial draft of a proposed stipulation dealing with allegations in the complaint. Counsel for any objectors has the same responsibility to prepare a stipulation dealing with allegations in the party's pleadings. If the admissibility of any uncontested fact is challenged, the party objecting and the grounds for objection must be stated.

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     (c)     (3) except for rebuttal exhibits, schedules in the form set out in the attached Schedule of --

             (1) all exhibits (all exhibits shall be marked for identification before trial), including documents, summaries, charts and other items expected to be offered in evidence,
             (2) any demonstrative evidence and experiments to be offered during trial;

     (d) a list or lists of names of the potential witnesses to be called by each party, with a statement of any objections to calling, or to the qualifications of, any witness identified on the list and a summary of the testimony of each of them; (4)

     (e) stipulations or statements setting forth the qualifications of each expert witness; (5)

     (f) a list of all depositions, or portions thereof, to be read into evidence and statements of any objections thereto; (6)

     (g) waivers of any claims or defenses that have been abandoned by any party;

____________________

     (3) Items not listed will not be admitted unless good cause is shown. Cumulative documents shall be omitted. Duplicate exhibits shall not be scheduled by different parties, but may be offered as joint exhibits. All parties shall stipulate to the authenticity of exhibits whenever possible, and this Order shall identify any exhibits whose authenticity has not been stipulated to and specific reasons for the party's failure so to stipulate. As the attached Schedule (c) form indicates, non-objected to exhibits are received in evidence by operation of this Order, without any need for further foundation testimony. Copies of exhibits shall be made available to opposing counsel and two copies of a bench book of individually tabbed exhibits shall be prepared and delivered to the court two days before trial unless excused by the court.

     (4) Each party shall indicate which witnesses will be called in the absence of reasonable notice to opposing counsel to the contrary, and which may be called as a possibility only. Any witness not listed will be precluded from testifying absent good cause shown, except that each party reserves the right to call such rebuttal witnesses, who are not presently identifiable, as may be necessary, without prior notice to the opposing party.

     (5) Only one expert witness on each subject for each party will be permitted to testify absent good cause shown. If more than one expert witness is listed, the subject matter of each expert's testimony shall be specified.

     (6) If any party objects to the admissibility of any portion, both the name of the party objecting and the grounds shall be stated. Additionally, the parties shall be prepared to present to the court, at such time as directed to do so, a copy of all relevant portions of any deposition transcript to assist the court, at such time as directed to do so, a copy of all relevant portions of any deposition transcript to assist the court in ruling in limine on the objection. All irrelevant and redundant material including all colloguy between counsel shall be eliminated when the deposition is read at trial. If a video deposition is proposed to be used, opposing counsel must be so advised sufficiently before trial to permit any objections to be made and ruled on by the court, to allow objectionable material to be edited out of the film before trial.

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     (h)     each party shall provide proposed FINDINGS OF FACT AND
CONCLUSIONS OF LAW in duplicate;

     (i) all motions IN LIMINE shall be filed on or before the time for the filing of this Order.

(3) Trial of this case is expected to take ____________________ court half-days.

(4) This Order will control the course of the trial and may not be amended except by consent of the parties and the court, or by order of the court to prevent manifest injustice.

                                       ENTER:



Dated                                  _______________________________________
                                       Honorable Erwin I. Katz
                                       United States Bankruptcy Judge




___________________________________    ___________________________________
Attorney for Debtor                    Attorney for


___________________________________    ___________________________________


___________________________________    ___________________________________


___________________________________    ___________________________________

____________________

     (7) These shall be separately stated in separately numbered paragraphs. Findings of Fact should contain a detailed listing of the relevant material facts the party intends to prove. They should not be in formal language, but should be in simple narrative form. Conclusions of law should contain concise statements of the meaning or intent of the legal theories set forth by counsel, with supporting argument and authority following each proposed conclusion relating to a contested issue of law.

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                   GUIDELINES FOR PROPOSED FINDINGS OF FACT
                            AND CONCLUSIONS OF LAW


(1) Debtor shall first serve and file proposed findings and conclusions. Each objector shall then serve and file answering proposals.

(2) Debtor's proposals shall include (a) a narrative statement of ALL FACTS, with a separate paragraph for each fact, on a separate page, proposed to be proved and (b) a concise statement of plaintiff's legal contentions and the authorities supporting them.

        (a) Debtor's narrative statement of facts shall set forth in simple declarative sentences all the facts relied upon in support of confirmation. It shall be complete in itself and shall contain no recitation of any witness' testimony or what any party stated or admitted in these or other proceedings, and no reference to the pleadings or other documents or schedules as such. It may contain references in parentheses to the names of witnesses, depositions, pleadings, exhibits or other documents, but no party shall be required to admit or deny the accuracy of such references. It shall, so far as possible, contain no pejoratives, labels or legal conclusions. It shall be so constructed, in consecutively numbered paragraphs (though where appropriate a paragraph may contain more than one sentence), that each of the opposing parties will be able to admit or deny each separate sentence of the statement.

        (b) Debtor's statement of legal contentions shall set forth all contentions necessary to demonstrate that the plan should be confirmed. Such contentions shall be separately, clearly and concisely stated in separately numbered paragraphs. Each paragraph shall be followed by citations of authorities in support thereof.

(3)     Each corresponding proposal shall correspond to Debtor's proposals:

        (a) Each objector's factual statement shall admit or deny each separate sentence contained in the narrative statement of fact of Debtor, except in instances where a portion of a sentence can be admitted and a portion denied. In those instances, each objector shall state clearly the portion admitted and the portion denied. Each separate sentence of objector's response shall bear the same number as the corresponding sentence in the Debtor's narrative statement of fact. In a separate portion of each objector's narrative statement of facts such objector shall set forth all affirmative matter of a factual nature relied upon by such objector constructed in the same

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              manner as the Debtor's narrative statement of facts.


        (b) Each objector's separate statement of proposed conclusions of law shall respond directly to Debtor's separate legal contentions and shall contain such additional contentions of the objector as may be necessary to demonstrate why the plan should not be confirmed. Each objector's defendant's statement of legal contentions shall be constructed in the same manner as is provided for the similar statement of each plaintiff.